      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 2003
                                                       REGISTRATION NO. 33-80010
--------------------------------------------------------------------------------

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ATLANTIC PREMIUM BRANDS, LTD.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                    36-3761400
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                     Identification No.)

          1033 SKOKIE BOULEVARD, SUITE 600, NORTHBROOK, ILLINOIS 60062,
  (847) 412-6200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                 ATLANTIC PREMIUM BRANDS, LTD. STOCK OPTION PLAN
                              (Full title of plan)


                                THOMAS M. DALTON
         CHIEF FINANCIAL OFFICER, CHIEF OPERATING OFFICER AND PRESIDENT
                          ATLANTIC PREMIUM BRANDS, LTD.
  1033 SKOKIE BOULEVARD, SUITE 600, NORTHBROOK, ILLINOIS 60062, (847) 412-6200
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH COPIES TO:
                               JEFFREY PATT, ESQ.
                          Katten Muchin Zavis Rosenman
                       525 West Monroe Street, Suite 1600
                             Chicago, Illinois 60661
                                 (312) 902-5200

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / ____________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

--------------------------------------------------------------------------------

================================================================================

                          DEREGISTRATION OF SECURITIES

         A total of 250,000 shares of Common Stock, par value $.01 per share, of Atlantic Premium Brands, Ltd. were registered under the Securities Act of 1933, as amended (the "Act"), by the filing and effectiveness of a Registration Statement on Form S-8 (File No. 33-80010) (the "Registration Statement").

         Pursuant to Rule 478 promulgated under the Act and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, Atlantic Premium Brands, Ltd. hereby deregisters and removes from registration the 237,895 shares of Common Stock remaining unsold under the Registration Statement as of the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on June 30, 2003.

                            ATLANTIC PREMIUM BRANDS, LTD.

                            By: /s/ Thomas M. Dalton
                                --------------------------------------------
                                     Thomas M. Dalton
                                     President, Chief Financial Officer and
                                     Chief Operating Officer